           As filed with the Securities and Exchange Commission on June 21, 2000
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           ________________________

                             COBALT NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)
                           ________________________

            Delaware                                            77-0440751
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               555 Ellis Street
                            Mountain View, CA 94043
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           ________________________

                    CHILI!SOFT, INC. 1997 STOCK OPTION PLAN
                    CHILI!SOFT, INC. 1998 STOCK OPTION PLAN
                    CHILI!SOFT, INC. 1999 STOCK OPTION PLAN
                             (Full Title of Plans)
                               Stephen W. DeWitt
                     President and Chief Executive Officer
                             COBALT NETWORKS, INC.
                               555 Ellis Street
                            Mountain View, CA 94043
                                (650) 623-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ________________________
                                   Copy to:

                             Robert P. Latta, Esq.
                              Julia Reigel, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (650) 493-9300
                           ________________________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                                             Proposed           Proposed
                Title of                                                     Maximum            Maximum
               Securities                              Amount                Offering          Aggregate            Amount of
                 to be                                  to be                 Price             Offering          Registration
               Registered                           Registered(1)          Per Share(2)         Price(2)               Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock of the Registrant to be issued
upon exercise of options granted under
Chili!Soft, Inc. 1997 Stock Option Plan,
Chili!Soft, Inc. 1998 Stock Option Plan and
Chili!Soft, Inc. 1999 Stock Option Plan
TOTAL                                               2,135 shares              $3.80            $8,113.00              $2.14
==============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Chili!Soft, Inc. 1997 Stock Option Plan, 1998 Stock Option Plan and 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Cobalt Networks, Inc.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 2,135 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $3.80 per share pursuant to Rule 457(h) under the Securities Act.
                           ________________________

     The contents of the Registrant's Form S-8 Registration Statement (Registration No. 333-39048) filed with the Commission on June 9, 2000 are incorporated herein by reference.

Item 8.   Exhibits.

     Number                                   Document
    --------   -----------------------------------------------------------------

       4.1*    Chili!Soft, Inc. 1997 Stock Option Plan

       4.2*    Chili!Soft, Inc. 1998 Stock Option Plan

       4.3*    Chili!Soft, Inc. 1999 Stock Option Plan

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered

      23.1     Consent of Counsel (contained in Exhibit 5.1)

      23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

      24.1     Power of Attorney (See page 5)

      --------------
      * Incorporated by reference to the exhibits filed with the Registrant's Form S-8 Registration Statement (Reg. No. 333-39048).

Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 21, 2000.

                                    COBALT NETWORKS, INC.


                                     By: /s/ Stephen W. DeWitt
                                        ----------------------------------------
                                        Stephen W. DeWitt
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. DeWitt and Kenton D. Chow, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                         TITLE                                   DATE
---------------------------------              -----------------------------------        ---------------------------
      /s/ Stephen W. DeWitt                    Chief Executive Officer, President                June 21, 2000
---------------------------------              and Director (Principal Executive
        Stephen W. DeWitt                      Officer)


       /s/ Kenton D. Chow                      Chief Financial Officer, Vice                     June 21, 2000
---------------------------------              President, Finance and Secretary
         Kenton D. Chow                        Principal Financial and
                                               Accounting Officer)


_________________________________              Chairman of the Board of Directors
       Gordon A. Campbell                      Director


_________________________________              Director
         Gary F. Bengier


_________________________________              Director
         Jordan A. Levy


      /s/ Stephen J. Luczo                     Director                                          June 21, 2000
---------------------------------
        Stephen J. Luczo


     /s/ Carl F. Pascarrella                   Director                                          June 21, 2000
---------------------------------
       Carl F. Pascarrella


      /s/ Mark F. Spagnolo                     Director                                          June 21, 2000
---------------------------------
        Mark F. Spagnolo

                               INDEX TO EXHIBITS

     Exhibit
     Number                            Description
   ---------  -----------------------------------------------------------------

       4.1*    Chili!Soft, Inc. 1997 Stock Option Plan

       4.2*    Chili!Soft, Inc. 1998 Stock Option Plan

       4.3*    Chili!Soft, Inc. 1999 Stock Option Plan

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered

      23.1     Consent of Counsel (contained in Exhibit 5.1)

      23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

      24.1     Power of Attorney (see page 5)

      --------------
      * Incorporated by reference to the exhibits filed with the Registrant's Form S-8 Registration Statement (Reg. No. 333-39048).